Exhibit 99.2

CAREER EDUCATION ANNOUNCES PLANNED DISCONTINUATION OF LE CORDON BLEU OPERATIONS

Company Also Announces Extension of Credit Agreement with its Lender

Schaumburg, Ill. (December 16, 2015) – Career Education Corporation (NASDAQ: CECO) today announced that it will begin a gradual process of discontinuing the operations of its Le Cordon Bleu North America colleges of culinary arts. Le Cordon Bleu will no longer enroll new students after the January 2016 student cohort begins classes. The Company also announced that it has extended its credit agreement with its lender.

TEACH-OUT OF LE CORDON BLEU

Career Education had previously been engaged in advanced negotiations with a potential buyer interested in acquiring all of the Company’s Le Cordon Bleu campuses. These discussions, and discussions with alternative parties, did not ultimately lead to an agreement the Company felt was suitable to complete a transfer of ownership that would protect student, faculty and stockholder interests. The decision to teach out the Le Cordon Bleu campuses is aligned with the Company’s strategic decision to divest or teach-out the remaining institutions of its former Career Colleges segment, which was previously announced in May 2015. As part of a “teach-out,” students making reasonable academic progress will have the opportunity to complete their program. All Le Cordon Bleu campuses are projected to remain open until September 2017.

“New federal regulations make it difficult to project the future for career schools that have higher operating costs, such as culinary schools that require expensive commercial kitchens and ongoing food costs,” said Todd Nelson, president and CEO of Career Education. “Despite our best efforts to find a new caretaker for these well-renowned culinary colleges, we could not reach an agreement that we believe was in the best interests of both our students and our stockholders. As discussions progressed, we continued to evaluate the decision taking into consideration factors including the economics between a sale and teach-out, impacts to students and stockholders and execution risk. By moving forward with a teach-out process we are better able to protect student interests and also retain all of the rights that we currently have to the Le Cordon Bleu brand. We will continue with our plan to refocus Career Education’s resources on predominantly online university education as we endeavor to provide students attending schools in ‘teach-out’ with appropriate resources to complete their program of study.”

Le Cordon Bleu North America offers hands-on educational programs in culinary arts, as well as patisserie and baking, to students at 16 campuses located in cities across the United States. It contributed $128.2 million and $172.6 million of revenue and ($43.5) million and ($66.6) million of operating losses for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively. As a result of the decision to teach-out the Le Cordon Bleu campuses, the results of operations for these campuses will now be reported within continuing operations.

The Company expects to record approximately $52 million to $64 million of restructuring charges related to the teach-out of the Le Cordon Bleu campuses. These estimated charges are based on several assumptions, including the timing of campus teach-outs, amount of estimated sublease income related to our real estate lease obligations and estimated severance charges based upon timing of staff departures and are subject to change. These costs primarily relate to severance and retention charges (approximately $12 million - $14 million); costs associated with exiting lease obligations, net of estimated sublease income (approximately $35 million - $40 million); and non-cash long-term asset impairment charges (approximately $5 million - $10 million). The impairment charges and severance and related charges will primarily be recorded during the fourth quarter of 2015 and the lease charges will be recorded at the time each facility is vacated, which is expected to be during 2017. These amounts will result in actual cash outlay through 2017 for severance related charges and, for lease obligations, from the teach-out date through varying dates based on each respective lease end date, with the latest lease expiring during 2022.

The Company has previously provided certain estimates regarding its future cash and investments balances, operating margins and adjusted EBITDA for its Transitional Group reporting segment and discontinued operations. These estimates assumed a completed sale of the Le Cordon Bleu campuses, among other things, and therefore the decision to teach out Le Cordon Bleu impacts the information previously provided and it should no longer be relied upon. The Company continues to expect to maintain cash, cash equivalents, restricted cash and investments balances of approximately $190 million in 2015 excluding the timing impact of outstanding checks, deposits and other transfers. The Company continues to expect those balances to decrease in 2016 as compared to 2015, although the Le Cordon Bleu teach-out decision has a favorable impact to previous 2016 expectations primarily due to the previous expectation of a payment to the buyer upon the completion of a sale. The long-term cash impact of a teach-out decision versus a sale decision depends on our ability to minimize the impacts of the future lease obligations discussed above. The Company intends to provide updated information, to the extent deemed appropriate, at the time of its announcement of the Company’s financial results for the year ended December 31, 2015.

AMENDED CREDIT AGREEMENT

The Company also announced today that it has executed an amendment to its agreement with its lender, BMO Harris Bank, which extends the terms of the Credit Agreement to December 31, 2018 and revises certain covenants. The amended agreement provides for a $95 million revolving credit facility which reflects the reduced size of ongoing operations and the long-term operating cost structure of Career Education’s business. The cash collateral requirements of the Credit Agreement remain unchanged.

Nelson concluded, “We are pleased that our lender has recognized the success that our restructuring and transformational actions have had on our business and thus has agreed to extend the agreement as well as modify the covenants associated with our lending agreement to reflect our ongoing business.”

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, on-ground and hybrid learning programs. Our two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath™ adaptive learning platform that allow students to more efficiently pursue earning a degree by receiving course credit for knowledge they can already demonstrate. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of individual campus locations and web links to Career Education’s institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “expect,” “estimate,” “believe,” “will,” “anticipate,” “intend,” “continue” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. In particular, the estimates provided above for company-wide cash balances are based on the following key assumptions and factors, among others: (i) flat-to-modest total enrollment growth within the University Group over time; (ii) teach-outs to occur as planned and performance consistent with historical experience; (iii) achievement of rates of recovery for our real estate lease obligations which are consistent with historical experience; (iv) right-sizing of our Corporate expense structure to serve primarily online institutions; (vi) no material changes in the legal or regulatory environment; and (v) consistent working capital movements in line with historical operating trends. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current events and actions that we may undertake in the future, actual results could differ materially from these estimates.

Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. Risks and uncertainties, the outcomes of which could have a material and adverse effect, include, but are not limited to, the following: negative trends in the real estate market which could impact the costs related to teaching out campuses and the success of our initiatives to reduce our real estate obligations; declines in enrollment; our ability to achieve anticipated cost savings and business efficiencies; rulemaking by the U.S. Department of Education or any state and increased focus by Congress, the President and governmental agencies on for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment and financial responsibility standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; the impact of management changes; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its subsequent filings with the Securities and Exchange Commission.

CONTACT

Investors:

Alpha IR Group

Chris Hodges or Sam Gibbons

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

Jeff Cooper

(847) 585-2600

media@careered.com

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